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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 (No. 333-95649) of our report dated February 2, 1999 relating to the financial statements and financial statement schedule, which appears in Tekelec's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Woodland Hills, California
February 10, 2000